Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY QUARTERLY EARNINGS

EL DORADO, Arkansas, October 24, 2007 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the third quarter of 2007 was $199.5 million, $1.04 per diluted share, compared to net income of $224.1 million, $1.18 per diluted share, in the third quarter of 2006. Income declined in 2007 compared to 2006 primarily due to lower earnings in the Company’s refining and marketing operations, partially offset by higher earnings in the exploration and production business.

Net income in the 2006 third quarter included pretax costs of $27.2 million associated with hurricanes that occurred in the U.S. during 2005. These 2006 costs were net of anticipated insurance recoveries and were mostly associated with unrecoverable repair costs at the Meraux, Louisiana refinery and costs associated with settlement of oil spill class action litigation. The 2006 third quarter also included income tax charges of $17.8 million associated with a 10% tax rate increase on U.K. oil and natural gas profits that became effective in 2006.

For the first nine months of 2007, net income totaled $560.4 million, $2.94 per diluted share, compared to $556.3 million, $2.94 per diluted share, for the same period in 2006.

The 2006 third quarter and nine-months results have been adjusted to reflect the adoption, as of January 1, 2007, of FASB Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income in the third quarter and nine months 2006 increased by $1.3 million and $5.6 million, respectively, for this change in accounting principle.

Third Quarter 2007 vs. Third Quarter 2006

Exploration and Production (E&P)

Reviewing quarterly results by type of business, the Company’s income contribution from E&P operations was $150.8 million in the third quarter of 2007 compared to $118.7 million in the same quarter of 2006. The higher earnings in 2007 compared to 2006 were primarily caused by higher oil sales prices, higher oil sales volumes, lower maintenance costs for Terra Nova field equipment, and an income tax charge of $17.8 million in 2006 in the U.K. related to a 10% tax rate increase. The Company’s worldwide crude oil and condensate sales prices averaged $63.96 per barrel for the 2007 third quarter compared to $55.50 per barrel in the same quarter of 2006. Total crude oil and gas liquids production was 87,962 barrels per day in the third quarter 2007 compared to 79,642 barrels per day in the 2006 quarter, with the net increase attributable to start-up of the Kikeh field, offshore Sabah Malaysia, on August 17, 2007. Kikeh produced 9,553 barrels per day for the quarter, but the first sale at Kikeh did not occur until October 2007. Oil sales volumes were higher at the Terra Nova field, offshore Newfoundland, in 2007 because the field was shut down for repairs for the entire 2006 third quarter. Oil production in the United States was lower in the 2007 period due to declines at fields in the Gulf of Mexico. Crude oil sales volumes averaged 79,702 barrels per day in the third quarter of 2007 compared to 73,112 barrels per day in the 2006 period. North American natural gas volumes were sold at an average of $6.22 per thousand cubic feet (MCF) during the 2007 third quarter compared to $6.90 per MCF during the 2006 quarter. Natural gas sales volumes were 56 million cubic feet per day in the third quarter 2007 compared to 74 million cubic feet per day in the third quarter of 2006, with the decline due to lower production at fields in the Gulf of Mexico and onshore South Louisiana. Exploration expenses were $42.5 million in the 2007 quarter compared to $36.0 million in the same period of 2006, with the increase in 2007 mostly due to unsuccessful Canadian drilling. Higher selling and general expense in the U.S. in 2007 compared to 2006 is mostly attributable to a donation of real estate during the just completed quarter.

Refining and Marketing

The Company’s refining and marketing operations generated a quarterly profit of $73.2 million in the third quarter 2007 compared to a quarterly profit of $128.0 million in the 2006 third quarter. Earnings declined in 2007 due to lower margins for both refining and retail marketing operations in North America and the U.K. compared to the 2006 third quarter. These margins were unfavorably impacted by rising crude oil prices during the 2007 period. During the 2006 quarter, Murphy’s downstream business incurred after-tax costs of $16.7 million related to hurricane repairs and oil spill class action litigation settlement.

Corporate

The after-tax costs of the corporate functions were $24.5 million in the 2007 quarter compared to costs of $22.6 million in the 2006 quarter. The Company incurred more net interest expense in the 2007 period due to higher average debt balances. The Company also had higher administrative expenses in 2007 compared to 2006.

First Nine Months 2007 vs. First Nine Months 2006

Exploration and Production (E&P)

The Company’s exploration and production operations earned $388.9 million in the first nine months of 2007 and $525.7 million in the same period of 2006. The primary reasons for the lower earnings in this business in 2007 were lower crude oil and natural gas sales volumes and lower North American natural gas sales prices. Higher crude oil sales prices and lower exploration expenses in 2007 partially offset the lower sales volumes. Exploration expenses were $121.0 million in 2007 compared to $129.4 million in 2006 as the prior-year period included higher exploration costs in Malaysia. Crude oil and gas liquids production for the nine months of 2007 averaged 84,169 barrels per day compared to 89,401 barrels per day in 2006. The production decline in 2007 was primarily attributable to lower volumes produced at fields in the deepwater Gulf of Mexico, the heavy oil area of Western Canada and West Patricia, offshore Sarawak, Malaysia. Production at the Terra Nova and Hibernia fields offshore Newfoundland were higher in 2007 due to less down time in 2007 compared to 2006. In addition, the Kikeh field came on stream in mid-August 2007 and added 3,219 barrels per day over the first nine months of 2007. Natural gas sales were 58 million cubic feet per day in 2007 compared to 82 million cubic feet per day in 2006, with the reduction primarily caused by production declines at fields in the Gulf of Mexico and onshore South Louisiana. Crude oil and condensate sales prices averaged $56.10 per barrel in the 2007 period compared to $52.80 per barrel in 2006. North American natural gas was sold for $7.16 per MCF in 2007, down from $7.76 per MCF in 2006.

Refining and Marketing

The Company’s refining and marketing operations generated a profit of $233.1 million in the first nine months of 2007 compared to a profit of $81.3 million in 2006. The higher 2007 result was due to stronger refining margins during most of 2007 compared to 2006. The Meraux, Louisiana refinery was down for repairs for the first five months of 2006 and the prior-year’s North American results included hurricane-related expenses of $65.1 million after taxes.

Corporate

Corporate after-tax costs were $61.6 million in the first nine months of 2007 compared to $50.7 million in the 2006 period. The 2007 period included after-tax foreign exchange charges of $7.3 million, while 2006 included after-tax foreign exchange charges of $5.6 million. Higher administrative expenses in 2007 also contributed to the higher net corporate costs compared to 2006.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Our Malaysian team achieved a significant accomplishment during the third quarter by starting up the Kikeh field offshore Sabah. Kikeh was brought online only five years after discovery and at an extremely competitive cost given the run-up in capital costs over recent years. Gross production at Kikeh is currently 45,000 to 50,000 barrels per day and will continue to ramp up throughout 2008. Meanwhile, we continue development of the natural gas project offshore Sarawak. On the exploration front, the fourth quarter will mark the beginning of a more active exploration program with drilling already underway at Robusto (20%) in the Gulf of Mexico and two upcoming wells offshore Sabah, Malaysia in Block H (80%). In our downstream business, we recently signed a purchase agreement to acquire the remaining 70% interest of the Milford Haven, Wales refinery. This important acquisition gives the Company more breadth in its downstream operation and also permits us to have complete control of this significant Company asset. Looking into the fourth quarter, we anticipate total worldwide production to be approximately 118,000 barrels of oil equivalent per day. We currently expect earnings in the fourth quarter to be in the range of $0.75 to $1.00 per diluted share. Results could vary based on commodity prices, drilling results, timing of oil sales, and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss third quarter 2007 results on Thursday, October 25 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-218-8862. The telephone reservation number for the call is 11098897. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through October 29 by calling 1-800-405-2236. Audio downloads will also be available on the Murphy website through November 30 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the third quarter and nine months of 2007 with comparisons to 2006 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

#####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended September 30, 2007		Three Months Ended September 30, 2006*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$101.4	24.8	157.8	63.6
Canada	283.8	107.1	172.6	63.6
United Kingdom	38.3	11.0	18.6	(12.0)
Malaysia	33.4	4.3	51.2	(.6)
Ecuador	36.3	10.3	21.1	5.8
Other	1.0	(6.7)	1.2	(1.7)

	494.2	150.8	422.5	118.7

Refining and marketing
North America	3,992.9	63.9	3,490.1	115.6
United Kingdom	332.0	9.3	278.9	12.4

	4,324.9	73.2	3,769.0	128.0

	4,819.1	224.0	4,191.5	246.7
Intersegment transfers elimination	(45.9)	—	(43.4)	—

	4,773.2	224.0	4,148.1	246.7
Corporate	7.5	(24.5)	5.3	(22.6)

Total revenues/net income	$4,780.7	199.5	4,153.4	224.1

	Nine Months Ended September 30, 2007		Nine Months Ended September 30, 2006*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$300.0	59.3	533.1	217.8
Canada	726.4	263.6	577.4	246.2
United Kingdom	121.1	37.9	140.5	44.7
Malaysia	126.3	29.2	172.3	4.4
Ecuador	98.8	24.3	90.2	26.9
Other	2.9	(25.4)	3.3	(14.3)

	1,375.5	388.9	1,516.8	525.7

Refining and marketing
North America	10,685.1	205.6	8,724.4	55.3
United Kingdom	846.6	27.5	781.7	26.0

	11,531.7	233.1	9,506.1	81.3

	12,907.2	622.0	11,022.9	607.0
Intersegment transfers elimination	(91.0)	—	(90.7)	—

	12,816.2	622.0	10,932.2	607.0
Corporate	13.0	(61.6)	11.4	(50.7)

Total revenues/net income	$12,829.2	560.4	10,943.6	556.3

*	Results for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income for the three-month and nine-month periods ended September 30, 2006 increased by $1.3 million and $5.6 million, respectively.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Three Months Ended September 30, 2007
Oil and gas sales and other revenues	$101.4	180.5	38.3	33.4	36.3	1.0	103.3	494.2
Production expenses	16.2	29.3	9.0	9.9	8.8	—	35.6	108.8
Depreciation, depletion and amortization	17.6	41.0	5.2	5.2	10.0	.2	7.3	86.5
Accretion of asset retirement obligations	1.1	1.3	.5	.9	—	.2	.2	4.2
Exploration expenses
Dry holes	4.5	6.9	—	(2.2)	—	—	—	9.2
Geological and geophysical	9.5	4.2	—	9.0	—	.7	—	23.4
Other	.5	.1	.1	—	—	1.3	—	2.0

	14.5	11.2	.1	6.8	—	2.0	—	34.6
Undeveloped lease amortization	4.5	3.1	—	—	—	.3	—	7.9

Total exploration expenses	19.0	14.3	.1	6.8	—	2.3	—	42.5

Selling and general expenses	13.0	4.0	.9	1.6	.2	4.8	.2	24.7
Minority interest	—	(.4)	—	—	—	—	—	(.4)

Results of operations before taxes	34.5	91.0	22.6	9.0	17.3	(6.5)	60.0	227.9
Income tax expenses	9.7	23.9	11.6	4.7	7.0	.2	20.0	77.1

Results of operations (excluding corporate overhead and interest)	$24.8	67.1	11.0	4.3	10.3	(6.7)	40.0	150.8

Three Months Ended September 30, 2006
Oil and gas sales and other revenues	$157.8	93.7	18.6	51.2	21.1	1.2	78.9	422.5
Production expenses	22.2	33.3	3.8	6.7	5.0	—	26.8	97.8
Depreciation, depletion and amortization	22.4	17.1	2.1	10.3	5.4	.2	4.6	62.1
Accretion of asset retirement obligations	.8	1.0	.5	.1	—	.1	.1	2.6
Exploration expenses
Dry holes	3.3	—	—	—	.4	(3.0)	—	.7
Geological and geophysical	2.7	1.0	—	22.7	—	1.2	—	27.6
Other	.6	.2	(.1)	—	—	1.3	—	2.0

	6.6	1.2	(.1)	22.7	.4	(.5)	—	30.3
Undeveloped lease amortization	4.3	1.0	—	—	—	.4	—	5.7

Total exploration expenses	10.9	2.2	(.1)	22.7	.4	(.1)	—	36.0

Net costs associated with hurricanes	.4	—	—	—	—	—	—	.4
Selling and general expenses	5.5	2.2	.7	3.8	.2	2.4	.2	15.0

Results of operations before taxes	95.6	37.9	11.6	7.6	10.1	(1.4)	47.2	208.6
Income tax expenses	32.0	4.9	23.6	8.2	4.3	.3	16.6	89.9

Results of operations (excluding corporate overhead and interest)	$63.6	33.0	(12.0)	(.6)	5.8	(1.7)	30.6	118.7

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(Millions of dollars)	United States	Canada	United King- dom	Malaysia	Ecuador	Other	Synthetic Oil – Canada	Total
Nine Months Ended September 30, 2007
Oil and gas sales and other revenues	$300.0	483.5	121.1	126.3	98.8	2.9	242.9	1,375.5
Production expenses	59.6	76.1	22.2	27.1	27.6	—	96.1	308.7
Depreciation, depletion and amortization	51.0	116.4	17.6	21.0	28.7	.5	19.1	254.3
Accretion of asset retirement obligations	2.9	3.5	1.5	2.5	—	.5	.5	11.4
Exploration expenses
Dry holes	32.0	7.8	—	(2.1)	.3	(.4)	—	37.6
Geological and geophysical	20.9	8.5	—	14.1	—	9.8	—	53.3
Other	4.3	.3	.3	—	—	4.4	—	9.3

	57.2	16.6	.3	12.0	.3	13.8	—	100.2
Undeveloped lease amortization	13.4	6.3	—	—	—	1.1	—	20.8

Total exploration expenses	70.6	22.9	.3	12.0	.3	14.9	—	121.0

Impairment of long-lived assets	2.6	—	—	—	—	—	—	2.6
Selling and general expenses	25.3	12.5	2.8	8.4	.7	11.7	.6	62.0
Minority interest	—	(.4)	—	—	—	—	—	(.4)

Results of operations before taxes	88.0	252.5	76.7	55.3	41.5	(24.7)	126.6	615.9
Income tax expenses	28.7	75.8	38.8	26.1	17.2	.7	39.7	227.0

Results of operations (excluding corporate overhead and interest)	$59.3	176.7	37.9	29.2	24.3	(25.4)	86.9	388.9

Nine Months Ended September 30, 2006
Oil and gas sales and other revenues	$533.1	375.2	140.5	172.3	90.2	3.3	202.2	1,516.8
Production expenses	59.1	81.5	13.3	24.1	22.6	—	88.5	289.1
Depreciation, depletion and amortization	70.4	71.4	16.6	35.5	19.9	.4	11.9	226.1
Accretion of asset retirement obligations	2.2	3.0	1.4	.2	—	.4	.4	7.6
Exploration expenses
Dry holes	9.4	—	—	30.6	1.5	.4	—	41.9
Geological and geophysical	23.8	.9	—	34.8	—	1.9	—	61.4
Other	4.5	.5	.1	.2	—	4.1	—	9.4

	37.7	1.4	.1	65.6	1.5	6.4	—	112.7
Undeveloped lease amortization	12.8	2.8	—	—	—	1.1	—	16.7

Total exploration expenses	50.5	4.2	.1	65.6	1.5	7.5	—	129.4

Net costs associated with hurricanes	1.7	—	—	—	—	—	—	1.7
Selling and general expenses	15.8	7.5	2.7	7.4	.8	8.5	.6	43.3

Results of operations before taxes	333.4	207.6	106.4	39.5	45.4	(13.5)	100.8	819.6
Income tax expenses	115.6	43.3	61.7	35.1	18.5	.8	18.9	293.9

Results of operations (excluding corporate overhead and interest)	$217.8	164.3	44.7	4.4	26.9	(14.3)	81.9	525.7

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006*	2007	2006*
Revenues	$4,780,732	4,153,422	12,829,243	10,943,603

Costs and expenses
Crude oil and product purchases	3,909,009	3,275,816	10,288,096	8,580,267
Operating expenses	320,037	282,251	926,472	790,660
Exploration expenses	42,531	35,970	121,035	129,406
Selling and general expenses	65,591	52,237	173,309	139,160
Depreciation, depletion and amortization	114,289	87,181	337,016	286,745
Accretion of asset retirement obligations	4,197	2,614	11,461	7,690
Impairment of long-lived assets	—	—	40,708	—
Net costs associated with hurricanes	—	27,160	—	105,933
Interest expense	19,837	17,021	52,447	39,262
Interest capitalized	(12,419)	(11,284)	(43,664)	(29,912)
Minority interest	(448)	—	(424)	—

	4,462,624	3,768,966	11,906,456	10,049,211

Income before income taxes	318,108	384,456	922,787	894,392
Income tax expense	118,573	160,314	362,376	338,093

Net income	$199,535	224,142	560,411	556,299

Net income per Common share
Basic	$1.06	1.20	2.99	2.99
Diluted	1.04	1.18	2.94	2.94
Cash dividends per Common share	$.1875	.15	.4875	.375
Average Common shares outstanding (thousands)
Basic	188,239	186,212	187,716	185,949
Diluted	191,193	189,239	190,764	189,067

*	Results for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities. Net income for the three-month and nine-month periods ended September 30, 2006 increased by $1,367,000 and $5,577,000, respectively.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006*	2007	2006*
Operating Activities
Net income	$199,535	224,142	560,411	556,299
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	114,289	87,181	337,016	286,745
Impairment of long-lived assets	—	—	40,708	—
Amortization of deferred major repair costs	5,832	4,833	15,894	13,465
Expenditures for asset retirements	(770)	(612)	(4,642)	(3,137)
Dry holes	9,150	685	37,570	41,885
Amortization of undeveloped leases	7,965	5,687	20,811	16,717
Accretion of asset retirement obligations	4,197	2,614	11,461	7,690
Deferred and noncurrent income tax charges	12,628	36,847	31,599	17,226
Pretax (gain) loss from dispositions of assets	(224)	(432)	(1,032)	941
Net (increase) decrease in operating working capital other than cash and cash equivalents	(168,117)	87,338	(199,639)	(306,331)
Other	47,228	(16,016)	64,867	(7,084)

Net cash provided by operating activities	231,713	432,267	915,024	624,416

Investing Activities
Property additions and dry holes	(466,044)	(273,665)	(1,279,470)	(884,144)
Purchase of investment securities	(59,821)	—	(59,821)	—
Proceeds from sale of assets	807	7,601	18,751	19,796
Expenditures for major repairs	(1,090)	(1,906)	(9,304)	(10,005)
Other - net	(2,145)	(2,280)	(9,069)	(8,417)

Net cash required by investing activities	(528,293)	(270,250)	(1,338,913)	(882,770)

Financing Activities
Increase (decrease) in notes payable	388,373	(86,000)	668,323	183,989
Decrease in nonrecourse debt of a subsidiary	(2)	—	(4,886)	(4,667)
Proceeds from exercise of stock options and employee stock purchase plan	13,046	4,245	33,837	15,354
Excess tax benefits related to exercise of stock options	10,363	1,840	21,069	7,057
Cash dividends paid	(35,382)	(28,060)	(91,801)	(70,056)
Other	—	—	(760)	—

Net cash provided by (used in) financing activities	376,398	(107,975)	625,782	131,677

Effect of exchange rate changes on cash and cash equivalents	16,391	599	44,382	10,697

Net increase (decrease) in cash and cash equivalents	96,209	54,641	246,275	(115,980)
Cash and cash equivalents at beginning of period	693,456	414,712	543,390	585,333

Cash and cash equivalents at September 30	$789,665	469,353	789,665	469,353

*	Amounts for 2006 have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2006)

(Millions of dollars)

	Sept. 30, 2007 [1]	Dec. 31, 2006
Total current assets	$2,752.1	2,107.1
Total current liabilities	1,537.7	1,311.1
Total assets	9,548.9	7,483.2	[2]
Long-term debt
Notes payable	1,493.3	833.1
Nonrecourse debt	3.2	7.2
Stockholders’ equity	4,880.6	4,121.3	[2]

[1]	Balance sheet classifications subject to change with filing of Form 10-Q.

[2]	Balances have been adjusted to reflect the adoption of FSP AUG AIR-1, Accounting for Planned Major Maintenance Activities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Capital expenditures
Exploration and production
United States	$91.9	48.5	236.6	153.1
Canada	54.2	45.7	282.5	141.2
Malaysia	240.5	151.8	552.9	448.7
Other	57.6	17.6	159.4	76.4

	444.2	263.6	1,231.4	819.4

Refining and marketing
North America	105.0	37.0	197.5	126.1
United Kingdom	2.9	1.5	8.7	4.9

	107.9	38.5	206.2	131.0

Corporate	0.9	1.1	3.0	4.5

Total capital expenditures	553.0	303.2	1,440.6	954.9

Charged to exploration expenses[3]
United States	14.5	6.6	57.2	37.7
Canada	11.2	1.2	16.6	1.4
Malaysia	6.8	22.7	12.0	65.6
Other international	2.1	(0.2)	14.4	8.0

Total charged to exploration expenses	34.6	30.3	100.2	112.7

Total capitalized	$518.4	272.9	1,340.4	842.2

[3] Excludes amortization of undeveloped leases of	$7.9	5.7	20.8	16.7

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net crude oil, condensate and gas liquids produced - barrels per day	87,962	79,642	84,169	89,401
United States	11,680	20,416	13,069	23,423
Canada – light	640	446	587	428
– heavy	11,144	10,125	11,197	12,893
– offshore	20,248	10,344	19,862	14,048
– synthetic	14,423	12,525	12,865	11,195
United Kingdom	3,575	4,775	5,108	7,112
Malaysia	17,358	11,896	12,473	11,692
Ecuador	8,894	9,115	9,008	8,610
Net crude oil, condensate and gas liquids sold - barrels per day	78,702	73,112	82,245	92,324
United States	11,680	20,416	13,069	23,423
Canada – light	640	446	587	428
– heavy	11,144	10,125	11,197	12,893
– offshore	20,153	9,884	20,151	14,997
– synthetic	14,423	12,525	12,865	11,195
United Kingdom	5,123	2,534	6,152	6,724
Malaysia	6,359	9,939	8,706	12,148
Ecuador (1)	9,180	7,243	9,518	10,516
Net natural gas sold - thousands of cubic feet per day	55,712	73,856	57,784	81,601
United States	41,667	61,072	42,283	63,119
Canada	10,582	8,748	9,569	9,423
United Kingdom	3,463	4,036	5,932	9,059
Total net hydrocarbons produced – equivalent barrels per day (2)	97,247	91,951	93,800	103,001
Total net hydrocarbons sold – equivalent barrels per day (2)	87,987	85,421	91,876	105,924

(1)	Includes settlement with nonoperator partners of 3,125 barrels per day in the nine months ended September 30, 2006 for Block 16 crude oil withheld from the Company in 2004.

(2)	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$70.50	61.83	59.55	58.69
Canada (2) – light	56.77	65.86	50.73	60.29
– heavy (3)	34.91	30.62	32.43	26.23
– offshore	73.97	68.60	65.66	64.34
– synthetic	77.78	68.41	69.15	66.15
United Kingdom	75.88	69.62	65.68	66.38
Malaysia (4)	61.01	52.48	53.33	54.10
Ecuador (5)	43.07	31.66	38.00	31.41
Natural gas – dollars per thousand cubic feet
United States (1)	$6.59	7.12	7.37	7.93
Canada (2)	4.74	5.40	6.21	6.62
United Kingdom (2)	7.17	6.13	6.84	7.39
Refinery inputs – barrels per day	176,785	170,841	179,276	108,968
North America	140,886	136,075	145,413	75,182
United Kingdom	35,899	34,766	33,863	33,786
Petroleum products sold – barrels per day	472,876	427,465	444,845	375,982
North America	433,536	392,374	408,064	341,281
Gasoline	312,553	281,168	295,283	263,601
Kerosine	152	284	1,250	2,055
Diesel and home heating oils	88,894	76,239	85,565	56,956
Residuals	16,357	19,318	15,873	10,446
Asphalt, LPG and other	15,580	15,365	10,093	8,223
United Kingdom	39,340	35,091	36,781	34,701
Gasoline	15,023	13,103	12,798	12,341
Kerosine	3,670	4,788	3,499	3,634
Diesel and home heating oils	14,811	11,039	13,036	11,243
Residuals	3,895	4,267	3,549	4,172
LPG and other	1,941	1,894	3,899	3,311

(1)	Includes intracompany transfers at market prices.

(2)	U.S. dollar equivalent.

(3)	Includes the effect of the Company’s hedging program in 2006.

(4)	Prices are net of payments under the terms of the production sharing contracts for Blocks SK 309.

(5)	All prices are net of revenue sharing with the Ecuadorian government that was legislated effective in April 2006, and the year-to-date 2006 price was adversely affected by the settlement with nonoperator partners of crude oil production owed to the Company since 2004.